As filed with the Securities and Exchange Commission on February 25, 2005

                                                           Registration No. 333-
--------------------------------------------------------------------------------

                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                              GulfWest Energy Inc.
             (Exact name of registrant as specified in its charter)

                  Texas                                      87-0444770
     (State or other jurisdiction of                      (I.R.S. employer
      incorporation or organization)                   identification number)


                      480 N. Sam Houston Parkway, Suite 300
                              Houston, Texas 77060
                                 (281) 820-1919
                          (Address including zip code,
                   and telephone number, including area code,
                  of registrant's principal executive offices)


                              GulfWest Energy Inc.
                     1994 Stock Option and Compensation Plan
                                       and
                     2004 Stock Option and Compensation Plan
                            (Full title of the plan)


                                  JIM C. BIGHAM
                     Executive Vice President and Secretary
                      480 N. Sam Houston Parkway, Suite 300
                              Houston, Texas 77060
                                 (281) 820-1919
            (Name, address and telephone number of agent for service)


                         CALCULATION OF REGISTRATION FEE
=====================================================================================================================

                                                    Proposed Maximum        Proposed Maximum
          Title of Each                                 Offering               Aggregate              Amount of
       Class of Securities          Amount to be         Price                  Offering             Registration
        to be Registered             Registered      Per Share (1)             Price (1)               Fee (1)
---------------------------------- --------------- ------------------- --------------------------- -----------------
Class A Common Stock, $.001 par
value (the "Common Stock")           1,949,000            $.86                 $1,676,140              $197.28
=====================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c), the offering price and registration fee are computed on the basis of the average of the high and low prices of the common stock as traded over-the-counter on February 22, 2005, which is within 5 business days prior to the date of filing of this registration statement.

                                     PART I.

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.           PLAN INFORMATION

     The documents containing the information specified in Part I of this Registration Statement will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as a prospectuses or prospectus supplements pursuant to Rule 424. These documents and other documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2.           REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about both the 1994 Stock Option and Compensation Plan and the 2004 Stock Option and Compensation Plan and its administrators are available without charge by contacting:

         GulfWest Energy Inc.
         480 N. Sam Houston Parkway E., Suite 300
         Houston, Texas 70760
         Attention:  Jim C. Bigham
         (281) 820-1919

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The following information is incorporated by reference herein:

     (a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2003;

     (b) All of our other reports filed pursuant to Section 15(a) or 15(d) of the Exchange Act since December 31, 2003.

     (c) The description of our Common Stock contained in our Registration Statement on Form S-1, as supplemented by Amendment No. 1 thereto, filed with the SEC on July 13, 2004.

     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and telephone number:

         GulfWest Energy Inc.
         480 N. Sam Houston Parkway E., Suite 300
         Houston, Texas 70760
         Attention:  Jim C. Bigham
         (281) 820-1919

     All reports that we subsequently file under Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment that indicates that all the securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof.

ITEM 4.           DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Our Articles of Incorporation provide that, to the fullest extent permitted by Texas law, directors and former directors of the Company shall not be liable to the Company or its shareholders for monetary damages occurring in their capacity as a director. Texas law does not currently authorize the elimination or limitation of the liability of a director to the extent the director is found liable (i) for any breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith that constitute a breach of duty of the director of the Company or which involve intentional misconduct or a knowing violation of law, (iii) for transactions from which the director received an improper benefit, whether the benefit resulted from an action taken within the scope of the director's office or (iv) for acts or omissions for which the liability of a director is expressly provided by law.

     Our Articles of Incorporation and Bylaws grant mandatory indemnification to our directors and officers to the fullest extent authorized under the Texas Business Corporation Act. In general, a Texas corporation may indemnify a director or officer who was, is or is threatened to be made a named defendant or respondent in a proceeding by virtue of his position in the corporation if he acted in good faith and in an manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of criminal proceedings, had no reasonable cause to believe his conduct was unlawful. A Texas corporation may indemnify an officer or director in an action brought by or in the right of the corporation only if such director or officer was not found liable to the corporation, unless or only to the extent that a court finds him to be fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     We have insurance on behalf of the Company and its directors and officers individually against certain liabilities. By reason of this coverage, the Company and its directors and officers will be insured against most lawsuits and claims arising from unintentional acts or omissions, including such lawsuits and claims brought under the federal securities laws (other than under Section 16(b) of the Securities Exchange Act of 1934).

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.           EXHIBITS.

Number           Description
------           -----------
     *4.1        1994 Stock Option and Compensation Plan, amended and restated
                 as of April 1, 2001
      4.2        2004 Stock Option and Compensation Plan, filed herewith
      4.3        Forms of Option Agreements, filed herewith
       5         Opinion of Legal Counsel, filed herewith
     24.1        Consent of Legal Counsel, included as part of Exhibit 5
     24.2        Consent of Independent Auditors, filed herewith
      25         Power of Attorney (included on signature page of this
                 Registration Statement)

     * Previously filed with our proxy statement on Form DEF 14A, filed with the Commission on April 16, 2001.

ITEM 9.           UNDERTAKINGS.

(a)      We, the undersigned Registrant, hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the new offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               S I G N A T U R E S

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of Houston, State of Texas, on the 24th day of February, 2005.

                                GULFWEST ENERGY INC.


                                By:      \s\ Thomas R. Kaetzer
                                         ---------------------------------------
                                         Thomas R. Kaetzer, President


                                POWER OF ATTORNEY

     Know all men by these presents, that each person whose signature appears below constitutes and appoints Thomas R. Kaetzer as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place, and stead, in any and all capacities to sign any and all amendments or supplements to this Registration Statement on Form S-8, and to file the same, and with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Exchange Act of 1933, this report has been signed below by the following persons, on behalf of the registrant, and in the capacities and on the dates indicated.

Signature                  Title                       Date
---------                  -----                       ----

\s\ J. Virgil Waggoner     Chairman of the Board of    February 24, 2005
----------------------     Directors
J. Virgil Waggoner

                           Chief Executive Officer
\s\ John E. Loehr          and Director (principal     February 24, 2005
-----------------          executive officer)
John E. Loehr

\s\ Thomas R. Kaetzer      President and Director      February 24, 2005
---------------------
Thomas R. Kaetzer

\s\ Jim C. Bigham          Executive Vice President,   February 24, 2005
-----------------          Secretary
Jim C. Bigham

\s\ Richard L. Creel       Vice President of Finance,  February 24, 2005
--------------------       Controller
Richard L. Creel

___________________        Director                    ______________________
M. Scott Manolis

___________________                                    ______________________
Marshall A. Smith III      Director

                                  EXHIBIT INDEX

     Number        Description
     ------        -----------
      *4.1         1994 Stock Option and Compensation Plan, amended and restated
                   as of April 1, 2001
       4.2         2004 Stock Option and Compensation Plan, filed herewith
       4.3         Forms of Option Agreements, filed herewith
        5          Opinion of Legal Counsel, filed herewith
      24.1         Consent of Legal Counsel, included as part of Exhibit 5
      24.2         Consent of Independent Auditors, filed herewith
       25          Power of Attorney (included on signature page of the
                   Registration Statement)

     * Previously filed with our proxy statement on Form DEF 14A, filed with the Commission on April 16, 2001.